UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 6, 2006

NAVISTAR FINANCIAL CORPORATION
(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Delaware	001-04146	36-2472404
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

425 N. Martingale Road
Schaumburg, Illinois 60173
(Address of Principal Executive Offices, including Zip Code)

(630) 753-4000
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 4.01. CHANGES IN REGISTRANT’S CERTIFYING ACCOUNTANT

(a) Dismissal of Current Accountants

On April 12, 2006, Navistar Financial Corporation (the Corporation) filed a Current Report on Form 8-K (the April 12th Form 8-K) announcing, among other things, the dismissal of the Corporation’s independent registered public accounting firm, Deloitte & Touche LLP (Deloitte). The April 12th 8-K is hereby incorporated herein by reference.

On April 28, 2006, the Corporation filed an amended Form 8-K/A (the April 28th 8-K/A) which (i) disclosed the fact that Deloitte had previously identified certain significant deficiencies in the company’s internal control procedures that existed on October 31, 2004 and (ii) filed Deloitte’s response letter to the April 12th 8-K as required by SEC regulations. The April 28th 8-K is hereby incorporated herein by reference.

On September 13, 2006, the Corporation filed an amended Form 8-K/A (the September 13th 8-K/A) to amend and restate certain original disclosures previously made by the Corporation on the Form 8-K filed on April 12, 2006. The September 13th 8-K/A is hereby incorporated herein by reference.

In accordance with Item 4.01 of Form 8-K and Item 304 of Regulation S-K, the Corporation provided Deloitte with a copy of its disclosures contained in the September 13th Form 8-K/A and requested that Deloitte furnish the Corporation with a letter addressed to the Securities and Exchange Commission (SEC) stating whether or not it agrees with the statements made by the Corporation in the September 13th 8-K/A. On October 18, 2006, the Corporation received Deloitte’s response letter to the September 13th 8-K/A; a copy of which is attached hereto as Exhibit 16. By filing the letters as an exhibit as required by SEC regulations, the company is not indicating its agreement with the statements contained therein.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

The following Exhibits are deemed to be filed under the Securities Exchange Act of 1934, as amended.

(d)	Exhibits

	Exhibit No.	Description	Page

	16	D&T October 12, 2006 Response Letter regarding Change in Certifying Accountant

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NAVISTAR FINANCIAL CORPORATION
(Registrant)

Date: October 20, 2006	By: /s/	JOHN V. MULVANEY, SR.
John V. Mulvaney, Sr.
Vice President and Controller
(Principal Accounting Officer)